Exhibit 10.3

                                    ADDENDUM

This Addendum ("Addendum"), to the equity line of credit dated July 22, 2008 (the "July equity line") between Dutchess Private Equities Fund, Ltd ("Dutchess") and Domark International, Inc. and all of its subsidiaries (the "Company").

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the July 22, 2008 equity line.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.   Amendment to the July equity line of credit.

     a. the equity line of credit is hereby amended to increase in its entirety the Line Amount from $50,000,000 to $100,000,000.

     b. the equity line is hereby amended to increase in its entirety the put amount to either 1) $5,000,000 or 2) 200% of the average daily volume (U.S. market only) ("ADV") multiplied by the average of the 3 daily closing prices immediately preceeding the put date. The "ADV" shall be computed using (3) trading days prior to the put date.

Agreed and Accepted, and duly authorized to sign, on this 21st day of November, 2008.


By Dutchess: /s/ Douglas H. Leighton
            --------------------------------------------------
            Douglas H. Leighton, Managing Director


By Company: /s/ R. Thomas Kidd
            --------------------------------------------------
            R. Thomas Kidd, Chief Executive Officer,
            Domark International, Inc.